REGISTRATION NO. _______________

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                        INTERVEST BANCSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                        13-3699013
          (State or other jurisdiction of                 (I.R.S. Employer
          incorporation or organization)                  Identification No.)

                        One Rockefeller Plaza, Suite 400
                          New York, New York 10020-2002
                                  (212) 218-2800
  (Address and phone number of principal executive offices, including zip code)
  -----------------------------------------------------------------------------
            INTERVEST BANCSHARES CORPORATION LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)
                            ------------------------

                             Thomas E. Willett, Esq.
                                Harris Beach PLLC
                                 99 Garnsey Road
                            Pittsford, New York 14534
                                 (585) 419-8800
            (Name, address and telephone number of agent for service)
            ---------------------------------------------------------

                                  CALCULATION OF REGISTRATION FEE

                                        Proposed maximum      Proposed maximum
Title of securities    Amount to be    offering price per    aggregate offering       Amount of
to be registered      registered (1)         share                 price          registration fee
--------------------  --------------  --------------------  --------------------  ----------------
Class A Common               750,000  $          35.37 (2)  $      26,527,500(2)  $          2,838
Stock, par value
1.00 per share

_______________
(1) This registration statement on Form S-8 (the "Registration Statement") relates to shares of Class A common stock, par value $1.00 per share (the "Common Stock"), of Intervest Bancshares Corporation issuable pursuant to the Intervest Bancshares Corporation Long-Term Incentive Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act of 1933"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2) Pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, the "Proposed maximum offering price per share" as to the 750,000 shares of Common Stock registered with respect to shares of Common Stock to be sold under the Plan is based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq Global Select Market on November 9, 2006 and is estimated solely for the purpose of calculating the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the "Note" to Part I of Form S-8.


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
                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Intervest Bancshares Corporation (the "Registrant") are incorporated herein by reference into this Registration
Statement:

(a) The Registrant's annual report on Form 10-K filed for the fiscal year ended December 31, 2005, filed March 8, 2006 (Commission File No.: 000-23377).

(b) The Registrant's quarterly report on Form 10-Q filed for the period ended March 31, 2006, filed May 10, 2006.

(c) The Registrant's quarterly report on Form 10-Q filed for the period ended June 30, 2006, filed August 7, 2006.

(d) The Registrant's Current Reports on Form 8-K, including any amendments thereto, filed February 27, 2006, May 17, 2006, June 28, 2006, August 9, 2006, August 22, 2006 and September 22, 2006.

(e) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A12G (SEC File No. 000-23377) as filed with the Commission on November 14, 1997.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Harris Beach PLLC, Pittsford, New York, will pass upon the legality of the securities offered by this prospectus. Thomas E. Willett, a member of Harris Beach PLLC, serves as a director of Intervest Bancshares Corporation and is the beneficial owner of 6,000 shares of the Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the officer or director undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.


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
A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided by the DGCL is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any corporation's bylaws, agreement, vote or otherwise.

The Registrant's bylaws provide that the Registrant will indemnify any person made or threatened to be made a party to any action or proceeding by reason of the fact that he, his testator or intestate, is or was a director or officer, and any director or officer who served any other company in any capacity at the Registrant's request, in the manner and to the maximum extent permitted by the DGCL, as the same now exists or may hereafter be amended in a manner more favorable to persons entitled to indemnification; and the Registrant may, in the discretion of its board of directors, indemnify all other corporate personnel to the extent permitted by law. The right to indemnification contained in the Registrant's bylaws includes the right to be paid by the Registrant the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition.

Employment agreements between the Registrant and each of Lowell S. Dansker, president, treasurer and vice-chairman, and Stephen A. Helman, vice president, secretary and director, contain indemnification provisions, in addition to those contained in the Registrant's bylaws, which provide that the Registrant will indemnify and hold each of the foregoing persons harmless against all losses, claims, damages or liabilities (including legal fees, disbursements, and any other expenses incurred in investigating or defending against any such loss, claim, damage or liability) arising (i) by reason of any acts or omissions or any alleged acts or omissions arising out of the person's activities in connection with the conduct of the Registrant's business (or any of the Registrant's subsidiaries or affiliated entities), (ii) by reason of the performance by such person of the services to be performed pursuant to the terms of the employment agreement, (iii) by reason of any claim or allegation of failure to perform such services in accordance with the terms of the employment agreement, or (iv) by reason of the performance of services alleged to be beyond the scope of the authority conferred upon such person pursuant to the terms of the employment agreement; provided that, no indemnity will be provided for losses, claims, damages or liabilities described above to the extent that such losses, claims, damages or liabilities result from the gross negligence or willful misconduct of such person. The indemnification provided in the employment agreements survives the expiration or earlier termination of such employment agreements and is in addition to any common law or contractual rights of indemnification available at law or in equity, and includes all costs and expenses of enforcing the right to indemnification. Under the employment agreements, each of Messrs. Lowell Dansker and Stephen Helman are also entitled, upon request, to the payment by the Registrant of all costs and expenses paid or incurred by such person in investigating, defending or settling any claim, loss, damage or liability that may be subject to a right of indemnification.

Intervest Bancshares Corporation also has purchased a policy of directors' and officers' liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act of 1933") may be permitted to the Registrant's directors, officers and controlling persons under the provisions discussed above or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

SEE "EXHIBIT INDEX", WHICH IS INCORPORATED BY REFERENCE INTO THIS ITEM 8.

ITEM 9. UNDERTAKINGS.

(a)  The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


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
     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of November, 2006.

                        INTERVEST BANCSHARES CORPORATION

                        By: /s/ Lowell S. Dansker
                            ------------------------------------------
                        Name:   Lowell S. Dansker
                        Title:  Chief Executive Officer, President and
                                Chairman
                                (Principal Executive Officer)


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lowell S. Dansker, Chief Executive Officer, President and Chairman, and Stephen A. Helman, Vice President and Secretary, and each of them, as attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


     CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN:
     (PRINCIPAL EXECUTIVE OFFICER)

     By:     /s/ Lowell S. Dansker                     Date:  11/8/2006
             ---------------------
             Lowell S. Dansker

     CHIEF FINANCIAL OFFICER:
     (PRINCIPAL FINANCIAL OFFICER):

     By:     /s/ John J. Arvonio                       Date:  11/8/2006
             -------------------
             John J. Arvonio

     VICE PRESIDENT, SECRETARY AND DIRECTOR:

     By:     /s/ Stephen A. Helman                     Date:  11/8/2006
             ---------------------
             Stephen A. Helman

     DIRECTORS:


     By:     /s/ Michael A. Callen                     Date:  11/8/2006
             ---------------------
             Michael A. Callen


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
     By:     /s/ Paul R. DeRosa                        Date:  11/8/2006
             ------------------
             Paul R. DeRosa


     By:     /s/ Wayne F. Holly                        Date:  11/8/2006
             ------------------
             Wayne F. Holly


     By:     /s/ Lawton Swan, III                      Date:  11/8/2006
             --------------------
             Lawton Swan, III


     By:     /s/ Thomas E. Willett                     Date:  11/8/2006
             ---------------------
             Thomas E. Willett

     By:       /s/ David J. Willmott                   Date:  11/8/2006
             -----------------------
             David J. Willmott


     By:     /s/ Wesley T. Wood                        Date:  11/8/2006
             ------------------
             Wesley T. Wood

                                  Exhibit Index

Exhibit No.    Description of Document
-----------    -----------------------

3.1 Restated Certificate of Incorporation of Intervest Bancshares Corporation, as amended, incorporated herein by reference to the Company's report on Form 10-Q for the fiscal quarter ended June 30, 2006 and filed on August 7, 2006, wherein such document is identified as Exhibit 3.0.

3.2 By-Laws of Intervest Bancshares Corporation as amended, incorporated by reference herein to the Company's report on Form 8-K dated June 23, 2005, wherein such document is identified as
               Exhibit 3.1.

4.4*           Intervest Bancshares Corporation Long-Term Incentive Plan

5.1* Opinion of Harris Beach PLLC regarding the legality of the securities being registered.

23.1*          Consent of Hacker, Johnson & Smith, P.A., P.C.

23.2           Consent of Harris Beach PLLC (included in Exhibit 5.1).

24.1           Power of Attorney (included on signature page).



____________________
* Filed herewith.


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